Exhibit 10.4

OPENWAVE SYSTEMS INC.

STOCK OPTION AGREEMENT

(Non-U.S. Optionees)

1. Grant of Option. Openwave Systems Inc., a Delaware corporation (the “Company”), hereby grants to Optionee (“Optionee”) named in the corresponding Notice of Stock Option Grant (including any exhibits thereto, the “Notice”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice, at the exercise price per share (the “Exercise Price”) set forth in the Notice, subject to the terms, definitions and provisions of the Plan (as defined in the Notice), which is incorporated herein by reference, and the terms of this Stock Option Agreement (including any exhibits hereto, the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice so long as Optionee continues as an Employee, Director or Consultant, as the case may be, and with the provisions of the Plan as set forth below. A change in status of Optionee from his or her status at the time of grant or during the term of the Option (e.g. Optionee is a Consultant at the time of grant and who subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and who subsequently becomes a Consultant) shall be deemed a termination of employment or service with the Company at the time of such change in status; provided, however, that a change in status of Optionee from his or her status at the time of grant or during the term of the Option whereby (i) Optionee is an Employee and a Director and who subsequently becomes a non-Employee Director or (ii) Optionee is a non-Employee Director and who subsequently becomes an Employee and a Director shall not be deemed a termination of employment or service with the Company. Upon a termination of employment or service, unless otherwise provided by the Administrator in its sole discretion, vesting of the Shares shall immediately cease in full.

(a) Right to Exercise.

(i) The Option may not be exercised for a fraction of a Share.

(ii) In the event of Optionee’s death, disability or other termination of employment or service with the Company, the exercisability of the Option is governed by Sections 5, 6, and 7 below, subject to the limitation contained in subsection 2(a)(i).

(iii) In no event may the Option be exercised after the Expiration Date as set forth in the Notice.

(iv) If this Option is designated as an Incentive Stock Option in the Notice, in the event that the Shares subject to the Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that become exercisable in any calendar year have an aggregate Fair Market Value (determined for each Share as of the Date of Grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with the terms of the Plan. An “Incentive Stock Option”

is a stock option that is intended, as such intention is designated in the Notice, to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Method of Exercise.

(i) The Option shall be exercisable by (i) delivery of a written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan or (ii) if permitted by the Company in its sole discretion, by executing a “cashless exercise” through the Company’s designated broker. The written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the stock option administrator of the Company and shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by such aggregate Exercise Price or, if permitted by the Company, by Optionee’s execution of a “cashless” exercise with the Company’s designated broker.

(ii) As a condition to the exercise of the Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(i) cash;

(ii) check;

(iii) surrender of other Shares which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

(iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate Exercise Price.

4. Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a

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violation of any Applicable Laws. Furthermore, the Company, in its sole discretion, may prohibit you from executing a cashless exercise with respect to the Option regardless of any other provision of this Agreement or the related Notice or other agreement or document relating to this Option.

5. Termination of Relationship.

(i) In the event of the termination of Optionee’s employment or service with the Company (including a change in status that is deemed a termination of employment or service as described in Section 2 above), Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option during the Termination Period set out in the Notice. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

(ii) In the event of a change in status that is not deemed to be a termination of employment or service with the Company (in accordance with Section 2 above), this Option shall continue in full force and effect, and the Shares subject to this Option shall continue to vest in accordance with the Vesting Schedule set out in the Notice.

6. Disability of Optionee.

(i) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s employment or service with the Company as a result of Optionee’s Disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in Section 9 below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

(ii) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s employment or service with the Company as a result of any disability other than a Disability, Optionee may, but only within six (6) months from the date of such termination (but in no event later than the Expiration Date, subject to the terms set forth in Section 9 below), exercise the Option to the extent Optionee was entitled to exercise it at the date of such termination; provided, however, that if this Option qualifies as an Incentive Stock Option, and if Optionee fails to exercise this Option within three (3) months from the date of termination of employment, this Option shall be treated for federal income tax purposes as a Nonstatutory Stock Option. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of Optionee’s death (but in no event later than the date of expiration of the term of the Option as set forth in Section 9 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or by the laws of descent and distribution or by a beneficiary designated to exercise the Option upon Optionee’s death pursuant to Section 8, but only to the extent Optionee could exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee’s

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estate or the person who acquired the right to exercise the Option by bequest, inheritance or the laws of descent and distribution, or pursuant to Optionee’s designation of a beneficiary (pursuant to Section 8 below), does not exercise the Option within the time specified herein, the Option shall terminate.

8. Non-Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a beneficiary who, in the event of the death of Optionee, shall thereafter be entitled to exercise the Option. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9. Term of Option. The Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. If this Option is designated in the Notice as Incentive Stock Option, this Option shall be subject to any applicable limitations on its term as imposed under the Plan or the Applicable Laws.

10. Corporate Transactions. In the event of a proposed merger of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets (either such transaction, a “Corporate Transaction”), this Option shall be treated as set forth on Exhibit B.

11. Tax Consequences. Set forth below is a brief summary as of the date of the Option of certain United States federal tax consequences of exercise of the Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO OPTIONEE. OPTIONEE IS RESPONSIBLE FOR CONSULTING A TAX ADVISER AS TO THE APPLICABLE TAX LAWS OF THE JURISDICTION(S) IN WHICH OPTIONEE RESIDES OR MAY BE SUBJECT TO TAX BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

(i) Exercise of Incentive Stock Option. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

(ii) Exercise of Nonstatutory Stock Option. If the Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or former employee of the Company, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

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(iii) Disposition of Shares. In the case of a Nonstatutory Stock Option, if Shares are held for more than one year after the date of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after the date of exercise and are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the end of either of the two holding periods, Optionee will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the Fair Market Value of the Shares on the exercise date over (ii) the lower of the Exercise Price and the sale price. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the Shares have been held for more than one year following the exercise date of the Option.

(iv) Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company, on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of California.

13. Whole Agreement. The Plan and Notice are hereby incorporated by reference and made a part hereof. The Option and this Agreement shall be subject to all terms and conditions of the Plan and the Notice. Optionee acknowledges that the Notice, this Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the terms and conditions of this Option and supersede all prior oral and written agreements on the subjects set forth herein, except as, and only to the extent that, such other agreements are expressly incorporated by reference herein.

14. Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

15. Rights as a Stockholder. Neither Optionee nor any of Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate for such Shares or the date the Shares are electronically delivered to Optionee’s brokerage account.

The signatures of the Company and Optionee on the Notice bind each such party to the terms of this Agreement.

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EXHIBIT A

OPENWAVE SYSTEMS INC. EXERCISE NOTICE

Optionee Name: ________________________________________	Social Security #: _______________________________
Home Address: ________________________________________	Daytime Phone Number: _______________________________

Option(s) Exercised:

Plan	Grant Number	Grant Date	NQ** or ISO?	(1) x Grant Price Per Share	(2) = Number of Shares To be exercised	(3) Total Exercise Option Price
				$		$
				$		$
				$		$
				$		$
				$		$
				Subtotal:		$
				** Total NQ Taxes Due:		$
				Totals		$

Payment and Issuance Instructions:

Attached is my check #              in the amount of $             to pay for the exercise of my stock option as listed above.

Issue the shares as designated below:

☐ My E*Trade account	OR ☐ Mail a certificate to my home address

Account #: __________________________________________

☐ My Credit Suisse First Boston account

Account #: __________________________________________

Representations:

_____ Initial	I do NOT have access to, nor am I aware of, any material non-public information regarding Openwave Systems Inc., which could or has influenced my decision to purchase and/or sell this stock.

_____ Initial	I hereby agree to notify Openwave Systems Inc. upon the transfer/sale of my shares acquired under any ISO exercise and agree to hold harmless Openwave Systems Inc. regarding the reporting of income subject to the transfer/sale of these shares. I am not relying on Openwave Systems Inc. or E*TRADE Business Solutions Group for any tax advice.

FOR EXECUTIVE OFFICERS AND DIRECTORS ONLY

I AM an executive officer and/or director of Openwave Systems Inc. and I (initial for each response):

________________	have reviewed my transactions relative to Section 16.

________________	have held this option 6 months from the Date of Grant.

________________	wish/wish not to file an 83 (b) Election.

________________	am required to sell pursuant to Rule 144 & have filed the necessary documentation.

________________	understand that I am required to file a Form 4 within two business days after this transaction.

The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.

INSTRUCTIONS: Mail this completed exercise form and check, made payable to:

Openwave Systems Inc. at 1400 Seaport Blvd., Redwood City, CA 94063, Attn: Stock Administration Dept.

Optionee Signature	Date

EXHIBIT B

TREATMENT UPON A CORPORATE TRANSACTION

In the event of a Corporate Transaction, this Option will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume this Option or to substitute an equivalent option, in which case this Option will terminate upon the consummation of the Corporate Transaction.

Without limiting the preceding paragraph, if this Option is, as of the Date of Grant, subject to an individual employment agreement, severance plan or employee benefit policy that provides for accelerated vesting of this Option in connection with a Corporate Transaction (any such understanding or agreement, an “Acceleration Agreement”), and provided such Acceleration Agreement continues in full force and effect as of the day immediately prior to the effective date of the Corporate Transaction, this Option shall be subject to acceleration of vesting only as provided in the Acceleration Agreement.

B-1

EXHIBIT C

COUNTRY-SPECIFIC PROVISIONS

(International Optionees)

If you reside in any country named below, your option grant is subject to the further terms provided below for that particular country. These terms are in addition to the terms stated in the Stock Option Agreement.

The information contained in this exhibit is based on the laws concerning stock options in effect in the countries named below as of August 2003, it is general in nature and does not discuss all of the various laws, rules and regulations which may apply to your particular situation. Accordingly, you are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Argentina

Due to the recent financial crisis in Argentina and the uncertainty of the exchange control restrictions that would apply, your Option is exercisable only on a “Cashless/Same-day Sale” basis. There are two types of Cashless/Same-day Sale exercises: “Full Cashless/Same-day Sale” and “Partial Cashless/Same-day Sale.” If you elect to do a “Full Cashless/Same-day Sale” exercise, you will: (a) sell all of the Shares that you are entitled to at exercise; and (b) receive the sale proceeds in cash less deductions for the Exercise Price, withholding taxes and brokerage fees, if any. If you elect to do a “Partial Cashless/Same-day Sale” exercise, you will: (a) sell only enough Shares to cover the Exercise Price, withholding taxes and brokerage fees, if any; and (b) instruct the broker to hold the remaining Shares on your behalf.

The Option granted to you under the Plan and the Shares to be purchased pursuant to the Option are offered as a private transaction. This offer is not subject to supervision by the Argentine governmental authority. This grant is being made by the Company on behalf of your employer.

Australia

Your Option is granted pursuant to the Australian Addendum which is an addendum to the Plan and therefore, your Option is subject to the terms and conditions as stated in both the Australian Addendum and the Plan.

In addition, you may be responsible for reporting cash transactions inbound and/or outbound that exceed a certain amount. You will be responsible for reporting inbound and/or outbound international fund transfers of any value, which do not involve a local bank.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

Brazil

Due to Brazilian foreign exchange laws, your Option is exercisable only on a “Cashless/Same-day Sale” basis. There are two types of Cashless/Same-day Sale exercises: “Full Cashless/Same-day Sale” and “Partial Cashless/Same-day Sale.” If you elect to do a “Full Cashless/Same-day Sale” exercise, you will: (a) sell all of the Shares that you are entitled to at exercise; and (b) receive the sale proceeds in cash less deductions for the Exercise Price, withholding taxes and brokerage fees, if any. If you elect to do a “Partial Cashless/Same-day Sale” exercise, you will: (a) sell only enough Shares to cover the Exercise Price, withholding taxes and brokerage fees, if any; and (b) instruct the broker to hold the remaining Shares on your behalf.

Also, by accepting this Option, you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, sale of Shares obtained pursuant to exercise of the Option, and receipt of dividends, if any.

Canada

You are permitted to sell the Shares acquired upon the exercise of an Option through the designated broker appointed under the Plan, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of the stock exchange in which the Shares were listed. The Shares are currently listed on the NASDAQ.

For Quebec Employees

The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et proćedures judiciares intentées, directement ou indirectement, relativement á ou suite á la présente convention.

China

Due to Chinese exchange control regulations, your Option is exercisable only on a “Full Cashless/Same-day Sale” basis. Under a “Full Cashless/Same-day Sale”, you will: (a) sell all of the Shares that you are entitled to at exercise; and (b) receive the sale proceeds in cash less deductions for the Exercise Price, withholding taxes and brokerage fees, if any. It is not possible to exercise your Option by paying the Exercise Price in cash. You are not entitled to hold Shares of Openwave common stock after the exercise of your Option.

France

You must declare to the customs and excise authorities any cash and securities you import or export without the use of a financial institution when the value of such cash or securities exceeds a certain amount. Please check with your professional advisor.

In addition, if you are a French resident, you may hold stock outside France provided you declare all foreign bank and brokerage accounts on an annual basis (including the accounts that were open and those that were closed during the tax year) on a specific form in your income tax return.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

Germany

Certain cross-border payments must be reported monthly. When reporting is required, the bank will make the report if you use a German bank to affect a cross-border payment in connection with the purchase or sale of securities or the payment of dividends related to certain securities. In which case, you will not have to report the transaction. In addition, you may be required to report on a monthly basis any receivables or payables or debts in foreign currency that exceed a certain amount. Finally, you must also report on an annual basis, in the unlikely event, that you hold Shares exceeding 10% of the total voting capital of the Company.

U.S. law applies to the grant of options pursuant to the Plan.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

Ireland

This Option is granted pursuant to the Plan and the Shares, which may be purchased on exercise of the Option are offered in a private transaction. This is not an offer to the public.

If you are a director, shadow director or secretary of an Irish subsidiary of the Company, you are subject to certain notification requirements under the Companies Act, 1990. These requirements include an obligation to notify the Irish subsidiary in writing when you receive an interest (e.g., Options, Shares) in the Company and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell Shares acquired through the exercise of Options. You must notify the Irish subsidiary of the acquisition or disposal of an interest in Shares within five days following the day of acquisition or disposal of the interest in Shares. These notification requirements also apply to any rights or Shares acquired by your spouse or child(ren) (under the age of 18). Please contact the Company to obtain a copy of the notification form.

If you are a director, shadow director or secretary, you are advised to seek appropriate professional advice as to your reporting obligations under the Companies Act, 1990.

Italy

To participate in the Plan, you must comply with exchange control regulations in Italy. Transfer of funds in excess of a certain amount to or from Italy in connection with your participation in the Plan without using a bank must be reported in your individual tax return. Furthermore, Shares you hold of Openwave stock in excess of a certain value must be reported on your individual tax return.

To obtain favorable tax treatment, your Option has been granted with an Exercise Price equal to the higher of (1) the average stock price over the month preceding the date of grant or (2) the stock price on the date of the grant.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

U.S. law applies to the grant of options pursuant to the Plan.

You acknowledge that you have read and specifically and expressly approve the following clauses of this Agreement: (i) Section 2 – Exercise of Option; (ii) Section 4 – Restrictions on Exercise; (iii) Section 8 – Non-Transferability of Option; (iv) Notice of Stock Option Grant and Exhibit A thereto (Representations and Warranties (International Optionees)); and (v) Exhibit A – Country Specific Provisions (International Optionees).

Optionee	Date

Japan

Under certain circumstance, you may be required to file a report with the Ministry of Finance through the Bank of Japan if you intend to acquire Shares whose value exceeds a certain amount. The reporting, if required, is due within 20 days from the purchase of the Shares (however, if you acquire such Shares through a securities company in Japan, such requirement will not be imposed). Please note that the reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations change frequently and occasionally on a retroactive basis.

Korea

When you exercise an Option, your remittance of funds must be “confirmed” by a foreign exchange bank in Korea. This procedure does not require approval of the remittance from the bank. You must submit the following documents to the bank with a confirmation application available from the bank: (i) the Notice; (ii) the Plan document; (iii) the Stock Option Agreement indicating the type of shares to be acquired and the number shares; and (iv) a certificate of employment from your employer.

Under the exchange control laws, Korean residents who realize proceeds in excess of a certain amount from the sale of are required repatriate the proceeds back to Korea within six months of the sale.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations laws change frequently and occasionally on a retroactive basis.

Mexico

The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to you.

This invitation and, in your case, the acquisition of Shares does not, in any way, establish a labor relationship between you and the Company, and it does not establish any rights between you and your employer.

The difference between the fair market value of the Shares at the time you exercise the Option and the Exercise Price is a fringe benefit paid to you directly by the employer and not by the Company.

La invitación que hace en relación con el Plan es unilateral y discrecional, por lo tanto, la Empresa se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted.

Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y la Empresa y tampoco establece derecho alguno entre usted y su empleador.

La diferencia entre el Valor de Mercado de las acciones al momento del ejercicio de la Opción y el precio del ejercicio es un beneficio que será pagado por el Patrón directamente al Beneficiario y no por la Empresa.

Netherlands

You will be limited to the “Full Cashless/Same-day Sale” form of exercise. Under a “Full Cashless/Same-day Sale”, you will: (a) sell all of the Shares that you are entitled to at exercise; and (b) receive the sale proceeds in cash less deductions for the Exercise Price, withholding taxes and brokerage fees, if any. It is not possible to exercise your Option by paying the Exercise Price in cash. You are not entitled to hold Shares of Openwave common stock after the exercise of your Option.

In addition, exchange control laws require that the transfer of funds to or from a foreign country in excess of a certain amount must be reported to the Nederlandsche Bank. If a Dutch bank is involved in sending or receiving the payment, the bank will report the transaction.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations laws change frequently and occasionally on a retroactive basis.

Singapore

If you are a director, associate director or shadow director of a Singapore subsidiary or affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean subsidiary or affiliate in writing when you receive an interest (e.g., Options, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when Employee sells Shares of Company or any related company (including when Employee sell Shares acquired through exercise of your Option). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two days of becoming a director.

If you are a director, associate director or shadow director, you are advised to seek appropriate professional advice as to your reporting obligations under the Singapore Companies Act.

Spain

To participate in the Plan, you must comply with exchange control regulations in Spain. The purchase of Shares of the Company must be declared for statistical purposes to the Spanish Direccion General de Comercio e Inversiones of the Ministerio de Economia (the “DGCI”). If you purchase Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you. Otherwise, you make the declaration by filing the appropriate form with the DGCI.

When receiving foreign currency payments derived from the ownership of Openwave Shares (i.e., as a result of the sale of the Shares or receipt of dividends), you must inform the financial institution receiving the payment, the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.

If you wish to import the ownership title of the Openwave Shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the DGCI.

The income recognized when you exercise your Option likely will be considered compensation in-kind subject to payment on account. The amount of the payment on account payable at the time of exercise, if any, will be charged to you. This amount will be withheld from the proceeds of sale if the “Full Cashless/Same-day Sale” method of exercise is used. If the “Partial Cashless/Same-day Sale” method of exercise is used, you will be responsible for ensuring that you either sell enough Shares to cover the payment on account or that you take the steps described in the following sentence for the cash purchase method of exercise. If the cash purchase method of exercise is used, you must pay the payment on account to your employer, or you must agree to have the appropriate amounts withheld from your normal pay. As a result, you will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation.

You further understand that the Company has unilaterally, gratuitously, and discretionally decided to distribute Options to individuals who may be employees of the Company or of its Subsidiaries and Affiliates throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries and Affiliates presently or in the future. Consequently you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Further, you understand and freely accept that the Company does not guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Option and Shares is unknown and unpredictable.

Finally, you understand that the Company would not be making this grant but for the assumptions and conditions referred to above; thus, you expressly acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Option shall be null and void and the Plan shall not have any effect whatsoever.

This offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Sweden

Foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions are generally required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement applies if you have a brokerage account with a foreign broker.

Taiwan

If you are a Taiwanese resident, there is an annual limit on the amounts of foreign currency you may acquire and remit out of Taiwan and vice versa without justification. If you are an expatriate employee who does not have an Alien Resident Certificate, there is a limitation on the amount of foreign exchange you may acquire and remit out of Taiwan that applies to each remittance. There is generally no annual limit on remittances made by expatriates. Remittance of funds for the purchase of shares should be made through an authorized foreign exchange bank.

You are advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws in your country apply to your specific situation. Please note that laws and regulations laws change frequently and occasionally on a retroactive basis.

United Kingdom

Where, in relation to this Option, the Company or any Subsidiary or Affiliate is liable to account to the Inland Revenue for any sum in respect of any income tax under the UK Pay As You Earn system, you hereby agree that the Company or any Subsidiary or Affiliate shall be entitled to withhold, in the manner indicated below, any tax payable within 90 days after the exercise, assignment, release or cancellation of the Option, or disposition of Shares (a “Taxable Event”). In the event that the Company or your Employer is unable to withhold or collect any Tax-Related Items due within 90 days after the Taxable Event, the Company, your Employer and you hereby agree that the amount of the uncollected tax shall constitute a loan you owe to your Employer, effective on the 90th day after the date of the Taxable Event. You agree that the loan will be immediately repayable and the Company or your employer may recover it at any time thereafter by any of the means referred to above. You also authorize the Company to withhold the transfer of any Shares unless and until the loan is repaid in full.

You hereby agree to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company or any Subsidiary or Affiliate in respect of the exercise, assignment, release or cancellation of the Option (“Employer NICs”). You agree that the Company or any Subsidiary or Affiliate may collect the Employer NICs in the manner set out below. You further agree that if any additional consents or formal elections are required to accomplish such transfer of NICs liability, you will provide them promptly upon request, failing which the Option will lapse.

The Company or any Subsidiary or Affiliate may withhold or collect any tax and Employer NICs:

(i) by deduction from salary or any other payment payable to you at any time on or after the date of exercise, assignment, release or cancellation of the Option, or

(ii) directly from you by payment in cleared funds, or

(iii) by arranging for the sale of some of the Shares which you are entitled to receive on the exercise of the Option.

You also authorize the Company to withhold the transfer of any Shares unless payment is received within the requisite period.